Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
July 23, 2014	904-398-9400

LANDSTAR SYSTEM REPORTS RECORD QUARTERLY REVENUE OF $814 MILLION AND RECORD QUARTERLY DILUTED EARNINGS PER SHARE

OF $0.80 IN THE SECOND QUARTER

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record second quarter net income of $35.9 million, or $0.80 per diluted share, on record revenue of $814 million in the 2014 second quarter. Revenue and diluted earnings per share for the 2014 second quarter were the highest quarterly revenue and diluted earnings per share in Landstar history. Landstar reported net income from continuing operations of $29.5 million, or $0.64 per diluted share, on revenue from continuing operations of $674 million in the 2013 second quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $121.6 million in the 2014 second quarter compared to $103.6 million in gross profit from continuing operations in the 2013 second quarter. Operating margin, representing operating income divided by gross profit, was 48.1 percent in the 2014 second quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2014 second quarter was $764.7 million, or 94 percent of revenue, compared to $622.7 million, or 92 percent of revenue from continuing operations, in the 2013 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $39.9 million, or 5 percent of revenue, in the 2014 second quarter compared to $42.6 million, or 6 percent of revenue from continuing operations, in the 2013 second quarter.

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Trailing twelve-month return on average shareholder’s equity was 35 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 28 percent. As of June 28, 2014, the Company had $130 million in cash and short term investments. As of June 28, 2014, there was $192 million available for borrowing under the Company’s senior credit facility. Landstar purchased approximately 940,000 shares of its common stock during the 2014 first half at an aggregate cost of $56.4 million. Currently, there are approximately 1,828,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. In addition, Landstar announced that its Board of Directors has declared a quarterly dividend of $0.07 per share payable on August 29, 2014 to stockholders of record at the close of business on August 11, 2014. This represents a 17 percent increase to the Company’s previous quarterly dividend. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Landstar’s 2014 second quarter results were outstanding,” said Landstar Chairman and CEO Henry Gerkens. “Revenue, gross profit, operating income, net income, and diluted earnings per share were all second quarter records. Overall, demand for Landstar’s truck transportation services in the 2014 second quarter was very strong, as the number of loads hauled via truck increased 9 percent over the 2013 second quarter. Even stronger was the revenue per load hauled via truck which increased 13 percent over the 2013 second quarter. Both the number of loads hauled via truck and the related average revenue per load were the highest quarterly amounts in the Company’s history. From an equipment standpoint, revenue hauled via van equipment during the 2014 second quarter increased 26 percent compared to revenue hauled via van equipment in the 2013 second quarter while revenue hauled via unsided/platform equipment, in the 2014 second quarter exceeded the 2013 second quarter by 18 percent. Despite an increased provision for incentive compensation, our operating margin was an impressive 48.1 percent in the 2014 second quarter, the second highest second quarter operating margin in Landstar’s history. And finally, diluted earnings per share from continuing operations in the 2014 second quarter increased 25 percent over the 2013 second quarter.”

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Gerkens continued, “At this point, I believe the current operating environment will remain very much intact throughout the balance of 2014. The increase in underlying demand as well as industry-wide truck productivity issues should continue to contribute to the very healthy pricing environment for spot market transactions. Although the 2014 third quarter is only several weeks old, the strong trends have continued. Based on the continuation of these positive trends through the 2014 third quarter and given that the revenue generated in the Company’s third quarter has historically been very similar to revenue generated in the Company’s second quarter, I would expect 2014 third quarter revenue, gross profit, operating income and diluted earnings per share to be similar with those experienced in the 2014 second quarter.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2014 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2013 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to

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time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
Revenue	$1,502,640	$1,297,270	$814,443	$674,390
Investment income	695	745	332	371

Costs and expenses:
Purchased transportation	1,158,964	994,536	628,933	517,040
Commissions to agents	116,565	102,747	63,861	53,715
Other operating costs, net of gains on asset dispositions	12,829	9,385	6,243	4,145
Insurance and claims	25,706	23,572	13,849	11,809
Selling, general and administrative	72,352	63,977	36,752	32,500
Depreciation and amortization	13,333	13,563	6,565	7,125

Total costs and expenses	1,399,749	1,207,780	756,203	626,334

Operating income	103,586	90,235	58,572	48,427
Interest and debt expense	1,486	1,511	718	771

Income from continuing operations before income taxes	102,100	88,724	57,854	47,656
Income taxes	38,537	33,481	21,929	18,164

Income from continuing operations	63,563	55,243	35,925	29,492
Income from discontinued operations, net of income taxes	—	1,963	—	934

Net income	$63,563	$57,206	$35,925	$30,426

Earnings per common share:
Income from continuing operations	$1.41	$1.19	$0.80	$0.64
Income from discontinued operations	—	0.04	—	0.02
Earnings per common share	1.41	1.23	0.80	0.66

Diluted earnings per share:
Income from continuing operations	$1.40	$1.19	$0.80	$0.64
Income from discontinued operations	—	0.04	—	0.02
Diluted earnings per share	1.40	1.23	0.80	0.66

Average number of shares outstanding:
Earnings per common share	45,171,000	46,380,000	44,935,000	46,253,000

Diluted earnings per share	45,362,000	46,555,000	45,128,000	46,386,000

Dividends per common share	$0.12	$—	$0.06	$—

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 28,	Dec. 28,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$93,133	$180,302
Short-term investments	36,633	34,939
Trade accounts receivable, less allowance of $4,442 and $3,773	460,079	378,732
Other receivables, including advances to independent contractors, less allowance of $3,785 and $4,253	54,615	73,903
Deferred income taxes and other current assets	28,712	14,592

Total current assets	673,172	682,468

Operating property, less accumulated depreciation and amortization of $160,434 and $157,985	175,086	177,329
Goodwill	31,134	31,134
Other assets	83,136	79,765

Total assets	$962,528	$970,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$27,202	$27,780
Accounts payable	195,335	157,796
Current maturities of long-term debt	29,419	27,567
Insurance claims	77,909	92,280
Other current liabilities	42,285	70,237

Total current liabilities	372,150	375,660

Long-term debt, excluding current maturities	63,386	73,938
Insurance claims	23,821	24,171
Deferred income taxes and other non-current liabilities	43,113	42,446

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,162,401 and 67,017,858 shares	672	670
Additional paid-in capital	183,681	179,807
Retained earnings	1,231,187	1,173,044
Cost of 22,471,704 and 21,528,693 shares of common stock in treasury	(955,442)	(899,028)
Accumulated other comprehensive loss	(40)	(12)

Total shareholders’ equity	460,058	454,481

Total liabilities and shareholders’ equity	$962,528	$970,696

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
Revenue generated through (in thousands):
Business Capacity Owners (1)	$740,689	$645,548	$397,037	$341,499
Truck Brokerage Carriers	669,154	551,822	367,641	281,181
Rail intermodal	37,021	36,688	20,526	18,677
Ocean and air cargo carriers	36,437	45,021	19,421	23,918
Other (2)	19,339	18,191	9,818	9,115

	$1,502,640	$1,297,270	$814,443	$674,390

Number of loads:
Business Capacity Owners (1)	411,370	392,370	212,500	204,600
Truck Brokerage Carriers	357,170	331,740	191,720	167,780
Rail intermodal	14,280	14,390	7,870	7,370
Ocean and air cargo carriers	8,010	8,040	4,120	4,070

	790,830	746,540	416,210	383,820

Revenue per load:
Business Capacity Owners (1)	$1,801	$1,645	$1,868	$1,669
Truck Brokerage Carriers	1,873	1,663	1,918	1,676
Rail intermodal	2,593	2,550	2,608	2,534
Ocean and air cargo carriers	4,549	5,600	4,714	5,877

	June 28,	June 29,
	2014	2013
Truck Capacity Providers
Business Capacity Owners (1) (3)	8,074	7,876

Truck Brokerage Carriers:
Approved and active (4)	23,807	20,844
Approved	11,743	11,228

	35,550	32,072

Total available truck capacity providers	43,624	39,948

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,591 and 8,368 at June 28, 2014 and June 29, 2013, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.